UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHECKMATE PHARMACEUTICALS, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), of Checkmate Pharmaceuticals, Inc., will be held online on June 16, 2021 at 11:00 a.m. Eastern Time. The Annual Meeting will be held virtually. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/CMPI2021, where you will be able to vote electronically. The purpose of the Annual Meeting is the following:

1.

to elect two directors to our board of directors, each to serve as a Class I director until the 2024 annual meeting of stockholders and until their successor has been duly elected and qualified, or until such director’s earlier death, resignation or removal;

2.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.	to transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only Checkmate Pharmaceuticals, Inc. stockholders of record at the close of business on April 23, 2021, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), instead of a paper copy of our proxy materials and our 2020 Annual Report to Stockholders (the “2020 Annual Report”). The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2020 Annual Report. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact of our annual meeting and lowering the costs of printing and distributing our proxy materials.

Your vote is very important. Whether or not you attend the virtual meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

By order of the Board of Directors,

/s/ Barry Labinger
Barry Labinger President and Chief Executive Officer

Cambridge, Massachusetts

April 27, 2021

i

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), of Checkmate Pharmaceuticals, Inc., which will be held online on June 16, 2021 at 11:00 a.m. Eastern Time. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/CMPI2021,where you will be able to vote electronically and submit questions. The board of directors of Checkmate Pharmaceuticals, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Checkmate,” the “Company,” “we,” “us,” and “our” refer to Checkmate Pharmaceuticals, Inc. The mailing address of our principal executive offices is Checkmate Pharmaceuticals, Inc., 245 Main Street, 2nd Floor, Cambridge, MA 02142.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in this proxy statement and the accompanying proxy card. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

This proxy statement and our 2020 Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”) are first being made available to stockholders on or about April 27, 2021.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering in August 2020; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”). Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year as of the end of our most recently completed second fiscal quarter. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 16, 2021:

This proxy statement, the accompanying proxy card or voting instruction card and our 2020 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com.

A copy of our 2020 Annual Report, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Checkmate Pharmaceuticals, Inc., 245 Main Street, 2nd Floor, Cambridge, MA 02142, Attention: Corporate Secretary. This proxy statement and our 2020 Annual Report are also available on the SEC’s website at www.sec.gov.

CHECKMATE PHARMACEUTICALS, INC.

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Why are you holding a virtual Annual Meeting?

The safety of our stockholders is important to us and, given the current guidance by public health officials surrounding the COVID-19 pandemic and group gatherings, this year’s Annual Meeting will be a “virtual meeting” of stockholders. We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so that they can ask questions of our board of directors or management.

How do I attend and participate in the Annual Meeting?

To attend the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/CMPI2021 and use their control number provided in the proxy card to preregister to this website, and beneficial owners of shares held in street name will need to follow the same instructions.

You will need the 16-digit control number included on your proxy card. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CMPI2021. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.

The live audio webcast of the Annual Meeting will begin promptly at 11:00 a.m. Eastern Time on June 16, 2021. We encourage stockholders to login to this website and access the webcast before the Annual Meeting’s start time. You should allow ample time in advance of the meeting.

How do I ask questions at the virtual Annual Meeting?

During the Annual Meeting, you may submit questions in the question box provided. We will respond to as many inquiries at the Annual Meeting as time allows.

How can I get help if I have trouble checking in or listening to the meeting online?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please refer to the e-mail received the morning of the Annual Meeting. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

When are this Proxy Statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 27, 2021, we will begin mailing the Notice. Our proxy materials, including the Notice of the 2021 Annual Meeting of Stockholders, this Proxy Statement and the accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), a voting instruction form, and the 2020 Annual Report, will be mailed or made available to stockholders on the Internet on the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice will be mailed to holders of record and beneficial owners of our common stock, par value $0.0001 per share (the “common stock”), starting on or about April 27, 2021. The Notice will provide instructions as to how stockholders may access and review our proxy materials, including the Notice of the 2021 Annual Meeting of Stockholders, this Proxy Statement, the proxy card and our 2020 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to a requesting stockholder by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of the 2021 Annual Meeting of Stockholders, this Proxy Statement and our 2020 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this Proxy Statement.

Who is soliciting my vote?

Our Board of Directors (the “board of directors”) is soliciting your vote for the Annual Meeting.

What are the board of directors’ recommendations on how to vote my shares?

The board of directors recommends a vote:

Proposal 1: FOR election of the two director nominees as Class I directors; and

Proposal 2: FOR ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 23, 2021.

How many votes can be cast by all stockholders?

There were 21,625,891 shares of our common stock outstanding on April 23, 2021, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. We had no preferred stock outstanding as of April 23, 2021.

Who is entitled to vote?

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our virtual Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock on your own behalf at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Note that you should also be receiving a voting instruction form for you to use from your broker. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How do I vote?

If you are a stockholder of record, and your shares are registered directly in your name, you may vote:

•	By Internet. You may vote at www.proxyvote.com. You will need the control number included on your proxy card.

•	By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903. You will need the control number included on your proxy card.

•

By Mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 15, 2021 to be voted at the annual meeting.

•	During the Annual Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/CMPI2021. You will need the control number included on your proxy card.

Even if you plan to attend our virtual Annual Meeting, we recommend that you vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I revoke my proxy?

You may revoke your proxy by (1) entering a new vote by mail that we receive before the start of the Annual Meeting, over the Internet or via telephone, (2) attending and voting at the Annual Meeting online (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Checkmate Pharmaceuticals, Inc., 245 Main Street, 2nd Floor, Cambridge, MA 02142, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Second Amended and Restated Bylaws (our “bylaws”) provide that a majority of the shares entitled to vote, present or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the Delaware General Corporation Law, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Fourth Amended and Restated Certificate of Incorporation (our “certificate of incorporation”) or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an Annual Meeting?

The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2022 must also satisfy the requirements of SEC Rule 14a-8 under the Exchange Act, and be received not later than December 28, 2021. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I find out the results of the voting at the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (a “Form 8-K”), that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of seven members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The terms of the Class I directors are scheduled to expire at the upcoming Annual Meeting.

Based on the recommendation of the nominating and governance committee, our board of directors has nominated Michael Powell, Ph.D., and Nilesh Kumar, Ph.D., for re-election as Class I directors at the Annual Meeting. The nominees are presently Class I directors, and each has indicated a willingness to continue to serve as a Class I director, if elected. If one or both nominees become unable or unwilling to serve, however, the proxies may be voted for substitute nominee or nominees selected by our board of directors.

Nominees for Election as Class I Directors

The following table identifies our nominees for Class I directors, and their ages as of April 23, 2021.

Name	Positions and Offices Held with Checkmate	Director Since	Age
Michael Powell, Ph.D.	Chairperson of the Board of Directors and Director	2015	66
Nilesh Kumar, Ph.D.	Director	2020	45

Michael Powell, Ph.D., has served as chairperson and a member of our board of directors since our inception. Dr. Powell is a General Partner at Sofinnova Investments, Inc., a venture capital firm, where he has worked since 1997. Before joining Sofinnova, Dr. Powell previously was Group Leader of Drug Delivery at Genentech, Inc. from 1990 until 1997, and Director of Product Development at Cytel, Inc. from 1987 until 1990. Dr. Powell currently serves as chairman of the board of directors of Galera Therapeutics, Inc. and has recently sat on several private biotech company boards. He also serves on the Washington University in St. Louis Board of Trustees and is an Adjunct Professor of Pharmaceutical Chemistry at the University of Kansas. Dr. Powell holds a B.S. in chemistry from Scarborough College and a Ph.D. in physical chemistry from the University of Toronto and he completed post-doctoral studies in bioorganic chemistry at the University of California as a National Science and Engineering Research Council Scholar. We believe Dr. Powell is qualified to serve on our board of directors due to his extensive experience in pharmaceutical development and his service as a director of other publicly traded companies.

Nilesh Kumar, Ph.D., has served as a member of our board of directors since June 2020. Dr. Kumar has been employed as a partner at Novo Ventures (US), Inc., which provides consulting services to Novo Holdings A/S, a Danish private limited liability company, since January 2017, and before that, a Senior Principal since April 2015. Prior to Novo Ventures, he held various positions in the Merck KGaA family of companies since 2009, culminating in the position of Senior Investment Director, where he led venture investments and strategic licensing transactions in the field of oncology and autoimmune diseases. Dr. Kumar also serves on the board of directors of Morphic Holding, Inc., a biopharmaceutical company, and of several private companies. Dr. Kumar holds a B.A. in Natural Sciences from Cambridge University, a Ph.D. in Chemistry from Harvard University and an M.B.A. from Harvard Business School. We believe that Dr. Kumar is qualified to serve on our board of directors due to his extensive experience in the pharmaceutical industry. In addition, Dr. Kumar brings ethnic diversity to our board of directors.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. Each of the nominees has consented to serve as a director if elected. However, if a nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

Voting Requirement to Approve Proposal

For Proposal No. 1, the nominees receiving a plurality of votes properly cast will be elected, meaning that the director nominees receiving the most votes will be elected.

The board of directors unanimously recommends voting “FOR” the election of Michael Powell, Ph.D., and Nilesh Kumar, Ph.D., as Class I directors, each to serve for a three-year term ending at the annual meeting of stockholders to be held in 2024.

Directors Not Standing for Election

The following table identifies our directors not standing for election at the Annual Meeting, and their ages as of April 23, 2021.

Name	Positions and Offices Held with Checkmate	Director Since	Class and Year in Which Term Will Expire	Age
Peter Colabuono.	Director	2019	Class II—2022	39
Oren Isacoff, M.D.	Director	2019	Class II—2022	37
Keith Flaherty, M.D.	Director	2017	Class III—2023	50
Alan Fuhrman	Director	2018	Class III—2023	64
Barry Labinger	Chief Executive Officer, President and Director	2017	Class III—2023	57

Peter Colabuono has served as a member of our board of directors since August 2019. Mr. Colabuono is Principal at Decheng Capital, an investment firm, where he has worked since October 2016. Before joining Decheng, Mr. Colabuono previously held several operational roles, including Associate at Frazier Healthcare Ventures from January 2008 until August 2011, where he led the investment and company formation for Silvergate Pharmaceuticals, Inc., a pediatric rare disease company that has launched four internally developed and proprietary products, where he held operational roles from September 2011 until June 2014. He previously served as an analyst in the Morgan Stanley Investment Banking group from 2006 until 2008 and an analyst in the Cowen Healthcare Investment Banking group from 2005 until 2006. He also held positions at Aquilo Partners, an advisory firm, and Ironwood Pharmaceuticals, a commercial biotech company, during 2014 until 2016. Mr. Colabuono currently serves as President & CEO for and sits on the board of directors of Ariagen, Inc. Mr. Colabuono holds a B.A. in molecular biology and biochemistry from Dartmouth College. We believe that Mr. Colabuono is qualified to serve on our board of directors due to his experience in the areas of finance, investment, financial transactions, operations and drug development.

Oren Isacoff, M.D., has served as a member of our board of directors since June 2020. Dr. Isacoff is a Principal at Longitude Capital, a healthcare venture capital firm. Prior to joining Longitude Capital in May 2015, he was a Senior Associate on the Healthcare Team at TPG Special Situation Partners. Dr. Isacoff completed his internship at Massachusetts General Hospital and maintains an active medical license. He previously served as a board observer at Inozyme Pharma, Inc. (INZY), KaNDy Therapeutics Ltd. (acquired by Bayer AG) and Zavante Therapeutics, Inc. (acquired by Nabriva Therapeutics plc). Dr. Isacoff holds an M.D. and an M.B.E. from the Perelman School of Medicine, an M.B.A. from the Wharton School, and a B.A. in Political Science and B.S. in Economics from the University of Pennsylvania. We believe that Dr. Isacoff is qualified to serve on our board of directors due to his extensive educational history, experience in the venture capital industry and his experience with various publicly traded and privately held healthcare and life science companies.

Keith Flaherty, M.D., has served as a member of our board of directors since March 2019. Dr. Flaherty is the Director of Clinical Research at Massachusetts General Hospital Cancer Center, where he has worked since July 2009. Dr. Flaherty is also a Professor of Medicine at Harvard Medical School, where he has taught since 2009. He co-founded Loxo Oncology, Inc. in 2012 and served on the board of directors until its acquisition by Eli Lilly and Company. Dr. Flaherty currently sits on the board of directors of Clovis Oncology, Inc., Strata Oncology, and Kinnate Biopharma. He trained in internal medicine at Brigham and Women’s Hospital, and in medical oncology at the University of Pennsylvania, earning board certifications in these specialties. Dr. Flaherty holds a B.S. in neurobiology from Yale University and an M.D. from The Johns Hopkins School of Medicine. We believe that Dr. Flaherty is qualified to serve on our board of directors due to his scientific background and experience as a clinician in the field of oncology.

Alan Fuhrman has served as a member of our board of directors since June 2019. Mr. Fuhrman is an experienced financial operations leader with a focus on guiding the growth of innovative pharmaceutical and biotechnology companies. Mr. Fuhrman is a member of the board of directors and chair of the audit committee for SpringWorks Therapeutics and a member of the board of directors and chair of the audit committee for Esperion Therapeutics. He also served on the board of directors, as chair of the audit committee and as a member of the compensation committee for Loxo Oncology, Inc. until its sale to Eli Lilly and Company in February 2019. From December 2017 until June 2020 he served as CFO of Amplyx Pharmaceuticals, a clinical stage infectious disease company. Prior to joining Amplyx, he served as CFO of Mirna Therapeutics, a publicly-traded, clinical-stage microRNA company that merged with Synlogic in August 2017. Prior to his role at Mirna, Mr. Fuhrman was CFO of Ambit Biosciences, where he helped lead the company through its initial public offering and oversaw financial, investor and administrative operations until its sale to Daiichi Sankyo in 2014. He has also served as the CFO at Naviscan, a privately held medical imaging company, and Sonus Pharmaceuticals, a publicly-traded oncology-focused biotechnology company. Earlier in his career, Mr. Fuhrman practiced as a certified public accountant with Coopers & Lybrand. Mr. Fuhrman holds a B.S. in both Business Administration and Agricultural Economics from Montana State University. We believe that Mr. Fuhrman is qualified to serve on our board of directors due to his service on the board of a public biotechnology company, his management experience, his financial expertise and his experience with public company accounting.

Barry Labinger has served as our President and Chief Executive Officer and as a member of our board of directors since December 2018. Before joining us, Mr. Labinger was President and Chief Executive Officer of Biothera Pharmaceuticals, Inc., a clinical stage cancer immunotherapy company focused on innate immune activation, from December 2015 through December 2018. Previously, Mr. Labinger was Executive Vice President and President, Bioscience Division at Emergent BioSolutions Inc., a specialty biopharmaceutical company developing cancer therapeutics, vaccines and antibody therapeutics for infectious diseases and other public health threats, from August 2013 through December 2015. Mr. Labinger holds a B.A. in economics from Northwestern University and an M.B.A. from Northwestern’s Kellogg Graduate School of Management, with concentrations in marketing, finance, and management policy. We believe Mr. Labinger is qualified to serve as a member of our board of directors due to his experience as an executive officer at other successful companies in the biopharmaceutical industry and his extensive experience in drug development in the area of immuno-oncology.

There are no family relationships between or among any of our directors or executive officers. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us.

PROPOSAL NO. 2 – RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders are being asked to ratify the appointment by the audit committee of the board of directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. KPMG LLP has served as our independent registered public accounting firm since 2019.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2021. Stockholder approval is not required to appoint KPMG LLP as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of KPMG LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain KPMG LLP. If the selection of KPMG LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders.

A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders. We incurred the following fees from KPMG LLP for the audit of the financial statements and for other services provided during the years ended December 31, 2020 and 2019.

	2020	2019
Audit fees (1)	$1,773,900	$300,000
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	1,780	—

Total fees	$1,775,680	$300,000

(1)

Audit fees consist of fees for the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, and services in connection with the Company’s initial public offering, including registration statements, responding to SEC comment letters, comfort letters and consents.

(2)	Audit-related fees consist of services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax fees consist of fees for tax compliance, advice and tax services.
(4)	All other fees consists of an annual subscription service to Accounting Research Online.

Audit Committee Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and the fee structure, which is also generally subject to a maximum dollar amount.

During our 2020 or 2019 fiscal years, no services were provided to us by KPMG LLP other than in accordance with the pre-approval policies and procedures described above.

Voting Requirement to Approve Proposal

For Proposal No. 2, a majority of the votes properly cast is required to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

The board of directors unanimously recommends voting “FOR” Proposal No. 2 to ratify the appointment of KPMG LLP as Checkmate’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board of directors. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should demonstrate high standards of personal and professional ethics and integrity.

•	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Nominees should have skills that are complementary to those of the existing board.

•	Nominees should have the ability to assist and support management and make significant contributions to the Company’s success.

•

Nominees should have an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow our nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Checkmate Pharmaceuticals, Inc., 245 Main Street, 2nd Floor, Cambridge, MA 02142, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Applicable Nasdaq Stock Market LLC (“Nasdaq”) rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all members of the board of directors, except Barry Labinger, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Labinger is not an independent director under these rules because he is an executive officer of the Company.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, http://ir.checkmatepharma.com/corporate-governance/documents-and-charters.

Audit Committee

Alan Fuhrman, Peter Colabuono and Oren Isacoff, M.D. currently serve on the audit committee, which is chaired by Mr. Fuhrman. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Mr. Fuhrman as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2020, the audit committee met 3 times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our annual reports on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and voting with respect to all such transactions; and

•	reviewing quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

Nilesh Kumar, Ph.D., Alan Fuhrman and Michael Powell, Ph.D., currently serve on the compensation committee, which is chaired by Dr. Kumar. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2020, the compensation committee met 2 times. The compensation committee’s responsibilities include:

•	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our chief executive officer;

•

evaluating the performance of our chief executive officer in light of such corporate goals and objectives and, based on such evaluation, determining and approving the equity and non-equity compensation of our chief executive officer (including cash-based incentive compensation);

•	reviewing and determining the equity and non-equity compensation (including cash-based incentive compensation) of our other Section 16 officers;

•	reviewing and establishing our overall management compensation structure, philosophy and programs;

•	overseeing and administering our compensation and similar plans;

•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	reviewing and recommending to the board of directors our policies and procedures for the grant of equity-based awards;

•	reviewing and recommending to the board of directors the compensation of our directors;

•	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and

•	reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Nominating and Corporate Governance Committee

Keith Flaherty, M.D., Peter Colabuono and Michael Powell, Ph.D., currently serve on the nominating and corporate governance committee, which is chaired by Dr. Flaherty. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2020, the nominating and corporate governance committee met 1 time. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of our board of directors and management.

•	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	overseeing the evaluation of our board of directors and management.

The nominating and corporate governance committee considers candidates for board of directors membership suggested by its members and the chief executive officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees. Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Although the nominating and corporate governance committee does not maintain a diversity policy, the committee considers diversity in its determinations. Diversity includes, without limitation, race, ethnicity, age, and sex. While the board of directors does not currently include a female director or a male director who identifies as a female, the nominating and corporate governance committee and the board of directors are committed to improving gender diversity on the board of directors in the near term.

Board and Committee Meetings Attendance

The full board of directors met 8 times during 2020. During 2020, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are encouraged to attend the annual meeting of stockholders to the extent practicable. We were not required to, and did not, hold an annual meeting of stockholders in 2020.

Policy on Trading, Pledging and Hedging of Company Stock

Our insider trading policy expressly prohibits short sales and derivative transactions of our stock and purchases or sales of puts, calls, or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time, by our executive officers, directors, employees and certain designated consultants and contractors.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee has ever been an officer or employee of the Company. None of our executive officers serve, or have served during the last fiscal year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on our compensation committee.

Code of Business Conduct and Ethics

We are committed to the highest standards of integrity and ethics in the way we conduct our business. We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://ir.checkmatepharma.com/corporate-governance/documents-and-charters.

Board Leadership Structure and Board’s Role in Risk Oversight

Dr. Powell is our current chairperson of our board of directors. We believe that separating the positions of Chief Executive Officer and chairperson of the board of directors allows our Chief Executive Officer to focus on our day-to-day business, while allowing a chairperson of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairperson, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that our chairperson and Chief Executive Officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Checkmate

Any interested party with concerns about our company may report such concerns to the board of directors or the chairperson of our board of directors or the chairperson of our nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Checkmate Pharmaceuticals, Inc.

245 Main Street, 2nd Floor

Cambridge, MA 02142

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to Checkmate’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Checkmate’s legal counsel, with independent advisors, with non-management directors, or with Checkmate’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Checkmate regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Checkmate has also established a toll-free telephone number for the reporting of such activity, which is 877-250-2430.

EXECUTIVE OFFICERS

The following table identifies our executive officers and sets forth their current positions at Checkmate and their ages as of April 1, 2021.

Name	Position Held with Checkmate	Officer Since	Age
Barry Labinger	Chief Executive Officer, President and Director	2018	57
Kleem Chaudhary, Ph.D.	Chief Business Officer	2019	45
Robert Dolski	Chief Financial Officer	2021	51
Arthur Krieg, M.D.	Chief Scientific Officer	2015	63
James Wooldridge, M.D.	Chief Medical Officer	2019	55

You should refer to “Directors Not Standing for Election” above for information about our Chief Executive Officer and President, Mr. Labinger.

Kleem Chaudhary, Ph.D., has served as our Chief Business Officer since November 2019. Before joining us, Dr. Chaudhary was at Biogen Inc., a biotechnology company, from February 2018 through October 2019 most recently as Head of Business Development and Licensing. Prior to joining Biogen, Dr. Chaudhary served as Senior Director of Business Development and Licensing at Takeda Pharmaceutical Company Limited from May 2016 through January 2018. From April 2009 through May 2016, Dr. Chaudhary served as a Director across multiple therapeutic areas at Novartis AG, including oncology, infectious diseases and biologics. Previously, he was a medicinal chemist at Gilead Sciences Inc. Dr. Chaudhary holds a B.Sc. in chemistry from The University of Winnipeg and a Ph.D. in chemistry from the University of North Carolina at Chapel Hill.

Robert Dolski has served as our Chief Financial Officer since January 2021. Before joining us, Mr. Dolski served as Vice President, Finance, for Akcea Therapeutics, Inc., a biopharmaceutical company. From June 2016 to May 2019, Mr. Dolski was Vice President, Head of Financial Planning and Analysis at Moderna, Inc., a pharmaceutical company, and from December 2013 to June 2016, Mr. Dolski was Senior Director, Finance at Forum Pharmaceuticals Inc. In addition, from January 2013 to November 2013, Mr. Dolski was an independent finance consultant to multiple healthcare, start-up companies, and from April 2007 to December 2012, Mr. Dolski was with Human Genome Sciences Inc., serving in various leadership roles, including as Vice President, Finance and Treasury. From June 2000 to April 2007, Mr. Dolski was with Amgen, Inc. where he began his career in the biotechnology industry. Mr. Dolski holds a dual bachelor’s degrees in engineering and in economics from the University of Pennsylvania and an MBA from the University of Pennsylvania’s Wharton School of Business.

Arthur M. Krieg, M.D., is our founder and served as a member of our board of directors since our inception until 2020, as well as our President from July 2015 to December 2018, and has served as our Chief Scientific Officer since December 2018. Before joining us, Dr. Krieg co-founded the first antisense journal, Nucleic Acid Therapeutics, and the Oligonucleotide Therapeutic Society, for which he recently served as President. From January 2014 through July 2014, Dr. Krieg served as the Chief Scientific Officer of Sarepta Therapeutics, Inc., a biotechnology company. Prior to Sarepta, Dr. Krieg co-founded and served as the Chief Executive Officer of RaNA Therapeutics, Inc., a biotechnology company, from June 2011 through January 2014. Earlier in his career, Dr. Krieg served in leadership roles of multiple other pharmaceutical companies, including as entrepreneur in residence at Atlas Ventures LLC, Vice President and Chief Scientific Officer of the Oligonucleotide Therapeutics Unit in Pfizer Inc. and founder and Chief Scientific Officer of Coley Pharmaceuticals Group. Dr. Krieg also reported the discovery of immunostimulatory CpG DNA in 1995. Dr. Krieg holds a B.S. in biology from Haverford College and an M.D. from Washington University in St. Louis.

James Wooldridge, M.D., has served as our Chief Medical Officer since October 2019. Before joining us, Dr. Wooldridge was the Chief Medical Officer of Aeglea BioTherapeutics, Inc., a company focused on producing engineered human enzymes for cancer and rare genetic diseases, from July 2017 to October 2019, where he oversaw development programs in oncology and rare genetic diseases, including pegzilarginase. Previously, Dr. Wooldridge spent almost 11 years in cancer research at Eli Lilly and Company, where he led Oncology US Medical Affairs and more recently served as the Chief Scientific Officer for Immuno-oncology Clinical Development. Dr. Wooldridge holds an A.B. in chemistry and philosophy from William Jewell College and an M.D. from Tulane University School of Medicine, and completed post-graduate training in internal medicine and medical oncology at the University of Iowa Hospitals and Clinics.

There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or in which any such person has a material interest adverse to us.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2020 are:

•	Barry Labinger, our President and Chief Executive Officer;

•	James Wooldridge, M.D., our Chief Medical Officer; and

•	Kleem Chaudhary, Ph.D., our Chief Business Officer.

2020 Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years indicated.

	Year	Salary ($)	Bonus ($)(1)		Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Barry Labinger	2020	455,462	208,688		6,687,285	60,775	(3)	7,412,210
President and Chief Executive Officer	2019	400,462	100,000	(4)	—	65,644		566,106
James Wooldridge, M.D.	2020	394,231	130,688		2,262,270	11,400		2,798,589
Chief Medical Officer	2019	—	—		—	—		—
Kleem Chaudhary, Ph.D.	2020	356,923	113,775		2,118,390	11,400		2,600,488
Chief Business Officer

(1)	Amounts reported for 2020 reflect discretionary annual bonuses for performance in 2020.
(2)

The amounts reflect the grant date fair value of stock-option awards granted in the 2020 in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, or ASC 718. Such grant-date fair values do not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable awards. See Note 2 to the financial statements in our 2020 Annual Report on Form 10-K regarding assumptions we made in determining the fair value of option awards.

(3)

Includes (i) $43,250 for housing expenses; (ii) $17,325 for tax gross-up payments in connection with such housing expenses, and (iii) $200 for expenses related to travel between Mr. Labinger’s personal residences in the District of Columbia and Vermont and the Company’s headquarters in Cambridge, MA.

(4)	This amount reflects the portion of Mr. Labinger’s $150,000 sign-on bonus that was earned during 2019 based on his continuous service.

Narrative to 2020 Summary Compensation Table

Our board of directors and compensation committee review compensation annually for our chief executive officer and his direct reports. In setting executive base salaries and bonuses, and granting equity incentive awards, board of directors or compensation committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short-and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus or long-term incentives.

Our board of directors has historically determined our executives’ compensation. Our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all of his direct reports. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee determines the compensation for each executive officer other than the chief executive officer. Our board of directors discusses the compensation committee’s recommendations and ultimately approves the compensation of our chief executive officer without the chief executive officer and chief financial officer present. In 2020, the compensation committee retained the services of Radford, a business unit of AON plc and an independent executive compensation consulting firm (“Radford”), as its external compensation consultant and the board of directors and the compensation committee considered Radford’s input on certain compensation matters as they deemed appropriate.

Annual base salary

Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions and has been established by our board of directors taking into account each individual’s role, responsibilities, skills, and experience. Base salaries for our named executive officers are reviewed annually by our compensation committee, typically in connection with our annual performance review process, and adjusted from time to time, based on the recommendation of the compensation committee, to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. The base salary of each named executive officer is noted below, both for the period prior to our initial public offering and the period following our initial public offering:

Name	2020 Base Salary Pre-IPO	2020 Base Salary Post-IPO
Barry Labinger	$412,000	$525,000
James Wooldridge	$375,000	$425,000
Kleem Chaudhary	$350,000	$370,000

Annual cash bonuses

We do not sponsor or maintain a formal annual bonus plan. However, subject to the attainment of certain company and individual performance goals, the Board may approve based on a percentage of the executive’s base salary and the Company’s performance for the year. Each of our named executive officers was eligible to receive a bonus with respect to 2020 as a percentage of base salary listed below both for the period prior to our initial public offering and the period following our initial public offering.

Name	2020 Target Bonus Rate (% of base salary) Pre-IPO	2020 Target Bonus Rate (% of base salary) Post-IPO
Barry Labinger	40%	50%
James Wooldridge	30%	40%
Kleem Chaudhary	30%	40%

We paid discretionary annual bonuses to each of our named executive officers for 2020 equal to 90% of their target bonuses, as reflected in the “Bonus” column of the “Summary Compensation Table” above.

Long-term equity incentives

Our equity grant program is intended to align the interests of our named executive officers with those of our stockholders and to motivate them to make important contributions to our performance. In 2020, we granted stock options to each of our named executive officers, as reflected in the “Outstanding Equity Awards at 2020 Fiscal Year End Table” below.

Employment arrangements with our named executive officers

Barry Labinger

Effective as of December 5, 2018, we entered into an employment agreement with Mr. Labinger for the position of President and Chief Executive Officer, or the Labinger Employment Agreement, as amended effective August 11, 2020. Pursuant to the Labinger Employment Agreement, Mr. Labinger is entitled to receive an annual base salary, target annual incentive compensation and employee benefits. His salary is subject to annual review and increase (not decrease) at the discretion of the Board or its designee. Mr. Labinger is also eligible to receive reimbursement of up to (1) $4,000 for his residential apartment lease per month and (2) airfare expenses between his home airport and Boston, Massachusetts.

Mr. Labinger’s employment has no specified term and can be terminated at will by either party. In the event of his termination by us without cause or by Mr. Labinger for good reason (as such terms are defined in the Labinger Employment Agreement), Mr. Labinger shall be entitled to (i) a lump sum payment equal to 12 months of his then-current base salary, less any applicable withholding and (ii) continuation of medical insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for a period of up to 12 months at no cost to Mr. Labinger, unless he becomes eligible for group health benefits pursuant to subsequent employment prior to the end of such 12-month period. However, in the event of a termination by us without cause or by

Mr. Labinger for Good Reason, in either case, within 12 months following a Change in Control (as defined in the Labinger Employment Agreement), then in lieu of the foregoing severance, Mr. Labinger will be entitled to receive a lump sum payment equal to 18 months of base salary, his then target bonus, full acceleration of any time-based equity awards granted in connection with, or following our initial public offering, and, subject to Mr. Labinger’s timely election under COBRA and continued copayment of premiums at the applicable active employee rate, continued health benefits at our expense for 12 months, unless he becomes eligible for group health benefits pursuant to subsequent employment prior to the end of such 12-month period. The foregoing severance benefits are conditioned upon Mr. Labinger’s execution of a separation agreement, including a release of claims and compliance with certain restrictive covenants.

James Wooldridge

Effective as of September 19, 2019, we entered into an employment agreement with Dr. Wooldridge for the position of Chief Medical Officer, or the Wooldridge Employment Agreement, as amended effective August 11, 2020. Pursuant to the Wooldridge Employment Agreement, Dr. Wooldridge is entitled to receive an annual base salary, target annual incentive compensation and employee benefits.

Dr. Wooldridge’s employment has no specified term and can be terminated at will by either party. In the event of his termination by us without cause or by Dr. Wooldridge for good reason (as such terms are defined in the Wooldridge Employment Agreement), Dr. Wooldridge shall be entitled to (i) a lump sum payment equal to nine months of his then-current base salary, less any applicable withholding and (ii) continuation of medical insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for a period of up to nine months at no cost to Dr. Wooldridge, unless he becomes eligible for group health benefits pursuant to subsequent employment prior to the end of such nine-month period. However, in the event of a termination by us without cause or by Dr. Wooldridge for good reason, in either case, within 12 months following a change in control (as defined in the Wooldridge Employment Agreement), then in lieu of the foregoing severance, Dr. Wooldridge will be entitled to receive a lump sum payment equal to 12 months of base salary, his then target bonus, full acceleration of any time-based equity awards granted in connection with, or following our initial public offering, and, subject to Dr. Wooldridge’s timely election under COBRA and Dr. Wooldridge’s copayment of premiums at the applicable active employee rate, payment of the employer portion of health insurance premiums for up to 12 months, unless he becomes eligible for group health benefits pursuant to subsequent employment prior to the end of such 12-month period. The foregoing severance benefits are conditioned upon Dr. Wooldridge’s execution of a separation agreement, including a release of claims and compliance with certain restrictive covenants.

Kleem Chaudhary

Effective as of October 14, 2019, we entered into an employment agreement with Dr. Chaudhary for the position of Chief Business Officer, or the Chaudhary Employment Agreement, as amended effective August 11, 2020. Pursuant to the Chaudhary Employment Agreement, Dr. Chaudhary is entitled to receive an annual base salary, target annual incentive compensation and employee benefits.

Dr. Chaudhary’s employment has no specified term and can be terminated at will by either party. In the event of his termination by us without cause or by Dr. Chaudhary for good reason (as such terms are defined in the Chaudhary Employment Agreement), Dr. Chaudhary shall be entitled to (i) a lump sum payment equal to nine months of his then-current base salary, less any applicable withholding and (ii) continuation of medical insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for a period of up to nine months at no cost to Dr. Chaudhary, unless he becomes eligible for group health benefits pursuant to subsequent employment prior to the end of such nine-month period. However, in the event of a termination by us without cause or by Dr. Chaudhary for good reason, in either case, within 12 months following a change in control (as defined in the Chaudhary Employment Agreement), then in lieu of the foregoing severance, Dr. Chaudhary will be entitled to receive a lump sum payment equal to 12 months of base salary, his then target bonus, full acceleration of any time-based equity awards granted in connection with, or following our initial public offering, and, subject to Dr. Chaudhary’s timely election under COBRA and Dr. Chaudhary’s copayment of premiums at the applicable active employee rate, payment of the employer portion of health insurance premiums for up to 12 months, unless he becomes eligible for group health benefits pursuant to subsequent employment prior to the end of such 12-month period. The foregoing severance benefits are conditioned upon Dr. Chaudhary’s execution of a separation agreement, including a release of claims and compliance with certain restrictive covenants.

Outstanding Equity Awards at 2020 Fiscal Year End Table

The following table presents information regarding all outstanding stock awards and stock options held by each of our named executive officers as of December 31, 2020.

	Option awards(1)
Name	Vesting Start Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Barry Labinger	12/17/2018	76,423	76,424	2.62	12/17/2028
	12/17/2018	151,433	151,433	2.62	12/17/2028
	8/6/2020	0	445,819	15.00	8/6/2030
James Wooldridge	11/1/2019	27,975	67,941	2.62	9/6/2029
	8/6/2020	0	150,818	15.00	8/6/2030
Kleem Chaudhary	10/15/2019	24,575	76,933	2.62	9/6/2029
	8/6/2020	0	141,226	15.00	8/6/2030

(1)

Each option vests over four years, with 25% vesting on the first anniversary of the vesting start date, and the remainder vesting in equal monthly installments thereafter, subject to such named executive officer’s continuous service as of each vesting date.

Additional Narrative Disclosure

401(k) Savings Plan. We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual Code limits. Employees’ pre-tax or Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. We make safe-harbor match contributions of 100% of the first 4% of each participant’s eligible compensation. Our 401(k) plan is intended to be qualified under Section 401(a) of the Code with our 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to our 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from our 401(k) plan.

Health and Welfare Benefits. All of our full-time employees, including our executive officers are eligible to participate in certain medical, disability and life insurance benefit programs offered by us. We pay the premiums for term life insurance and long-term disability for all of our employees, including our executive officers. We also provide all employees, including executive officers, with a flexible spending account plan and paid time off benefits including, vacation, sick time and holidays. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees or executives.

Termination or Change in Control Benefits. Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with a qualifying termination and/or a change in control of our company. Each of our named executive officers’ employment agreements entitles them to certain benefits, upon a qualifying termination or in connection with a change in control of our company. For additional discussion, please see “Employment Agreements with our Named Executive Officers.”

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2020 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the 2020 Stock Option and Incentive Plan and 2020 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options (#)		Weighted- average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders(1)	2,537,669	(2)	$9.61	2,470,380	(3)(4)
Equity compensation plans not approved by security holders	—		—	—

Total	2,537,669		$9.61	2,470,380

(1)

Consists of our 2020 Stock Option and Incentive Plan, 2015 Stock Option and Grant Plan, and 2020 Employee Stock Purchase Plan. Following our initial public offering, we have not and will not grant any awards under our 2015 Stock Option and Grant Plan, but all outstanding awards under the 2015 Stock Option and Grant Plan will continue to be governed by their existing terms. The shares of common stock underlying any awards granted under the 2015 Stock Option and Grant Plan or 2020 Stock Option and Incentive Plan that are forfeited, canceled, reacquired by us prior to vesting, satisfied without the issuance of stock, or otherwise terminated (other than by exercise) and the shares of common stock that are withheld upon exercise of a stock option or settlement of such award to cover the exercise price or tax withholding will be added to the shares of common stock available for issuance under the 2020 Stock Option and Incentive Plan.

(2)	Includes 2,537,669 shares of common stock issuable upon the exercise of outstanding options. Does not include shares of restricted stock as they have been reflected in our total shares outstanding.
(3)

As of December 31, 2020, there were 2,470,380 shares available for grant under the 2020 Stock Option and Incentive Plan and 284,696 shares available for grants under the 2020 Employee Stock Purchase Plan.

(4)

The 2020 Stock Option and Incentive Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2021, by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31. The 2020 Employee Stock Purchase Plan provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2022, through January 1, 2030, by the least of 284,696 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our compensation committee.

DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a non-employee member of our board of directors and received compensation for such service during the fiscal year ended December 31, 2020. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2020. We reimburse members of our board of directors for reasonable travel expenses. Mr. Labinger, our Chief Executive Officer and President, and Dr. Krieg, our Chief Scientific Officer who served as a director until our initial public offering, did not receive any compensation for their service as members of our board of directors in 2020. Mr. Labinger’s compensation for service as an employee for fiscal years 2020 and 2019 is presented in “Executive Compensation—2020 Summary Compensation Table.”

Name	Fees Earned or Paid In Cash ($)(1)	Option Awards($) (2)(3)	Total ($)
Peter Colabuono	46,500	219,00	265,500
Keith Flaherty, M.D.	43,000	0	43,000
Alan Fuhrman	55,000	0	55,000
Corey Goodman, Ph.D.(4)	0	0	0
Oren Isacoff, M.D.	42,500	219,000	261,500
Nilesh Kumar, Ph.D.	0	0	0
Michael Powell, Ph.D.	74,000	328,500	402,500
Robert Weisskoff, Ph.D.(5)	0	0	0

(1)	Fees for 2020 were pro-rated based on service in 2020 following our initial public offering.
(2)

The amounts reflect the grant date fair value of stock-option awards granted in 2019 in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718. Such grant-date fair values do not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not correspond to the actual value that may be recognized by the non-employee director upon vesting of the applicable awards. See Note 2 to the financial statements in our 2020 Annual Report on Form 10-K regarding assumptions we made in determining the fair value of option awards.

(3)	As of December 31, 2020, our non-employee directors held the following option awards: 142,888.
(4)	Dr. Goodman resigned from our board of directors on July 6, 2020.
(5)	Dr. Weisskoff resigned from our board of directors on June 17, 2020.

Amended and Restated Non-Employee Director Compensation Policy

In connection with our initial public offering, we adopted a formal director compensation policy (the “director compensation policy”). Under our director compensation policy, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairperson of each committee receives a higher retainer for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Retainer ($)	Chairman Additional Annual Retainer ($)
Board of Directors	35,000	30,000
Audit Committee	7,500	15,000
Compensation Committee	5,000	10,000
Nominating and Corporate Governance Committee	4,000	8,000

We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.

In addition, each new non-employee director elected to our board of directors will be granted an initial, one-time award of a stock option to purchase 150,000 shares, one-third which shall vest on the first anniversary of the date of grant and the remaining two-thirds of which shall vest in equal monthly installments thereafter through the third anniversary of the date of grant, subject to continued service as a director through each such vesting date. Commencing in 2021, on the date of each of our annual meetings of stockholders, each non-employee director will receive an annual stock option award of 75,000 shares, which shall vest in equal quarterly installments over one year and will vest in full on the earlier of the one-year anniversary of the grant date or on the date of our next annual meeting of stockholders; provided, however, that all vesting shall cease if the director resigns from the board of directors or otherwise ceases to serve as a director, unless the board of directors determines that the circumstances warrant continuation of vesting.

This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive compensation” and “Director compensation” in this proxy statement and the transactions described below, since January 1, 2020, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Consulting Arrangement

In 2019, we engaged Danforth Advisors, LLC (“Danforth”), a consulting firm specializing in providing financial and strategic support to life sciences companies and a controlled affiliate of Jonathan Lieber, who served as our interim Chief Financial Officer from July 2019 to January 2021. Pursuant to a consulting agreement effective June 5, 2019, we paid professional fees to Danforth of $222,000 in 2019 and $743,000 in 2020.

Private Placements of Securities

Series B Preferred Stock Financing

In June 2017, we sold an aggregate of 12,450,027 shares of our Series B preferred stock at a purchase price of $2.16867 per share for an aggregate amount of $27.0 million. Pursuant to an extension of our Series B preferred stock financing, in November 2018 with a subsequent closing March 2019, we sold an aggregate of an additional 10,144,464 shares of our Series B preferred stock at a purchase price of $2.16867 per share for an aggregate amount of approximately $22.0 million. Pursuant to a second extension of our Series B preferred stock financing, in August 2019 with a subsequent closing January 2020, we sold an aggregate of an additional 7,377,793 shares of our Series B preferred stock at a purchase price of $2.16867 per share for an aggregate amount of approximately $16.0 million. In connection with our June 2020 Series C financing, the conversion price of our Series B Preferred Stock was decreased from $16.21536 to $14.4451 such that the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock was adjusted from 1:1 to 0.15013:1. The following table summarizes purchases of our Series B preferred stock by related persons:

STOCKHOLDER	SHARES OF SERIES B PREFERRED STOCK	TOTAL PURCHASE PRICE
Sofinnova Venture Partners IX, L.P.(1)	8,753,350	$18,983,128
venBio Global Strategic Fund II, L.P. (2)	8,753,350	$18,983,128
F-Prime Capital Partners Healthcare Fund V LP (3)	5,297,388	$11,488,286
Decheng Capital China Life Sciences USD Fund III, LP (4)	7,168,196	$15,545,452

(1)

Sofinnova holds more than 5% of our voting securities. Dr. Powell, chairman of our board of directors, is a director, officer and shareholder of Sofinnova Investments, Inc., a corporation that is affiliated with Sofinnova. Dr. Powell will no longer be employed with Sofinnova effective as of June 2, 2021.

(2)	venBio holds more than 5% of our voting securities.
(3)	F-Prime Capital Partners Healthcare Fund V LP, or F-Prime, holds more than 5% of our voting securities.
(4)	Decheng Capital China Life Sciences USD Fund III, LP, or Decheng, holds more than 5% of our voting securities. Peter Colabuono, a member of our board of directors, is a Principal at Decheng.

Series C Preferred Stock Financing

In June 2020, we sold an aggregate of 46,828,167 shares of our Series C redeemable convertible preferred stock at a purchase price of $1.6016 per share for an aggregate amount of approximately $75.0 million. In connection with the June 2020 Series C financing, we issued an additional 6,295,756 shares of Series C redeemable convertible preferred stock in exchange for previously issued convertible notes with a face amount of approximately $10.0 million and accrued interest of $83 thousand. The following table summarizes purchases of our Series C redeemable convertible preferred stock by related persons:

STOCKHOLDER	SHARES OF SERIES C PREFERRED STOCK	TOTAL PURCHASE PRICE
Novo Holdings A/S(1)	12,487,512	$20,000,000
Longitude Venture Partners III, L.P. (2)	10,926,573	$17,500,000
Entities affiliated with Medicxi(3)	6,243,756	$10,000,000
Omega Fund VI, L.P.(4)	6,243,756	$10,000,000
Sofinnova Venture Partners IX, L.P.(5)	1,208,166	$1,934,999
venBio Global Strategic Fund II L.P.(6)	1,208,166	$1,934,999
F-Prime Capital Partners Healthcare Fund V LP(7)	299,700	$480,000
Decheng Capital China Life Sciences USD Fund III, LP(8)	405,844	$650,000

(1)

Novo Holdings A/S, or Novo, holds more than 5% of our voting securities. Nilesh Kumar, Ph.D., a member of our board of directors, is employed as a partner at Novo Ventures (US), Inc., which provides consulting services to Novo. Dr. Kumar is not deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Novo.

(2)

Longitude Venture Partners III, L.P., or LVP III, holds more than 5% of our voting securities. Oren Isacoff, M.D., a member of our board of directors, is a Principal at Longitude Capital Management Co., LLC, a company that is affiliated with LVP III.

(3)	Entities affiliated with Medicxi, including Medicxi Growth I LP and Medicxi Growth Co-Invest I LP, hold more than 5% of our voting securities.
(4)	Omega Fund VI, L.P. holds more than 5% of our voting securities.
(5)

Sofinnova holds more than 5% of our voting securities. Dr. Powell, chairperson of our board of directors, is a director, officer and shareholder of Sofinnova Investments, Inc., a corporation that is affiliated with Sofinnova.

(6)	venBio holds more than 5% of our voting securities.
(7)	F-Prime Capital Partners Healthcare Fund V LP, or F-Prime, holds more than 5% of our voting securities.
(8)	Decheng holds more than 5% of our voting securities. Peter Colabuono, a member of our board of directors, is a Principal at Decheng.

Convertible Promissory Note Issuance

In April 2020, we sold four convertible promissory notes for an aggregate amount of $10.0 million. The following table summarizes purchases of our convertible promissory notes by related persons:

STOCKHOLDER	TOTAL NOTE AMOUNT
Sofinnova Venture Partners IX, L.P.(1)	$3,870,000
venBio Global Strategic Fund II, L.P. (2)	$3,870,000
F-Prime Capital Partners Healthcare Fund V LP (3)	$960,000
Decheng Capital China Life Sciences USD Fund III, LP (4)	$1,300,000

(1)

Sofinnova holds more than 5% of our voting securities. Dr. Powell, chairman of our board of directors, is a director, officer and shareholder of Sofinnova Investments, Inc., a corporation that is affiliated with Sofinnova.

(2)	venBio holds more than 5% of our voting securities.
(3)	F-Prime holds more than 5% of our voting securities.
(4)	Decheng holds more than 5% of our voting securities. Peter Colabuono, a member of our board of directors, is a Principal at Decheng.

Participation in our Initial Public Offering

In August 2020, we completed our initial public offering (the “IPO”), at which time we issued and sold 5,000,000 shares of our common stock, at a price of $15.00 per share. In September 2020, the underwriters of the IPO exercised a portion of their over-allotment option by purchasing an additional 109,861 shares from us at the IPO price. We received approximately $67.7 million in net proceeds, inclusive of the partial over-allotment exercise and after deducting underwriting discounts and commissions and other offering expenses payable by us. Certain of our directors, executive officers and 5% stockholders and their affiliates purchased an aggregate of approximately 1,260,000 shares of our common stock in our IPO. Each of those purchases was made through the underwriters at the initial public offering price. The following table sets forth the number of shares of our common stock purchased by 5% stockholders and their affiliates in the IPO and the aggregate purchase price paid for such shares.

Name	Shares of Common Stock Purchased	Aggregate Cash Purchase Price
Sofinnova Venture Partners IX, L.P	133,333	$1,999,995
venBio Global Strategic Fund II L.P	200,000	$3,000,000
Novo Holdings A/S	500,000	$7,500,000
Longitude Venture Partners III, L.P	333,333	$4,999,995
Decheng Capital China Life Sciences USD Fund III, LP	93,334	$1,400,010

Total	1,260,000	$18,900,000

Limitation of Liability and Indemnification of Officers and Directors

As permitted by Delaware law, provisions in our certificate of incorporation and bylaws limit or eliminate the personal liability of directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, a director exercise an informed business judgment based on all material information reasonably available to him or her. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as injunctive relief or rescission. These provisions will not alter a director’s liability under other laws, such as the federal securities laws or other state or federal laws. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Delaware law, our bylaws provide that:

•	we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law;

•	we must advance expenses to our directors and officers, and may advance expenses to our employees and other agents, in connection with a legal proceeding to the fullest extent permitted by law; and

•	the rights provided in our bylaws are not exclusive.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director or officer, then the liability of our directors or officers will be so eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our bylaws will also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification. We have obtained such insurance.

In addition to the indemnification provided for in our certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements require us, among other things, to indemnify our directors and executive officers for some expenses, including attorneys’ fees, expenses, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his service as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Related Person Transaction Policy

Our board of directors adopted a written related person transaction policy providing that transactions with our directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related person, must be approved by our audit committee. This policy became effective on August 6, 2020, the date our registration statement for our IPO became effective. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar amount involved in the related person transaction;

•	the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the related-party transaction; and

•

any other information regarding the related-party transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 23, 2021 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own greater than 5% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 21,625,891 shares of our common stock outstanding as of April 23, 2021.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 23, 2021 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated below, the address for each natural person listed below is care of Checkmate Pharmaceuticals, Inc., 245 Main Street, 2nd Floor, Cambridge, MA 02142.

	Shares beneficially owned
Name and address of beneficial owner	Number	Percentage
> 5% Stockholders:
venBio Global Strategic Fund II L.P. (1)	3,673,374	17.0%
Sofinnova Venture Partners IX, L.P. (2)	3,606,707	16.7%
Novo Holdings A/S (3)	2,170,100	10.0%
Longitude Venture Partners III, L.P. (4)	1,794,671	8.3%
Entities affiliated with Medicxi (5)	1,501,716	6.9%
Entities affiliated with Clough Capital Partners (6)	1,351,218	6.3%
Omega Fund VI, L.P. (7)	1,335,050	6.2%
Decheng Capital China Life Sciences USD Fund III, LP. (8)	1,333,354	6.2%
Named Executive Officers and Directors:
Barry Labinger (9)	284,327	1.3
James Wooldridge, M.D. (10)	39,972	*
Kleem Chaudhary, M.D. (11)	41,766	*
Michael Powell, Ph.D. (2)	—	—
Peter Colabuono	—	—
Keith Flaherty, M.D. (12)	20,435	*
Alan Fuhrman (13)	15,159	*
Oren Isacoff, M.D.	—	—
Nilesh Kumar, Ph.D.	—	—
All executive officers and directors as a group (11 persons) (14)	1,386,961	6.3%

*	Represents beneficial ownership of less than one percent.
(1)

Information herein is solely based upon a Schedule 13G filed with the SEC on October 6, 2020, by venBio Global Strategic Fund II, L.P. (“Fund II”), venBio Global Strategic GP II, L.P. (“General Partner II”), venBio Global Strategic GP II, Ltd. (“GP Ltd. II”), Robert Adelman and Corey Goodman. Consists of 3,673,374 shares of common stock directly owned by Fund II. General Partner II, is the sole general partner of Fund II and GP Ltd. II is the sole general partner of General Partner II. Mr. Adelman and Mr. Goodman are directors of GP Ltd. II. Accordingly, each of General Partner II, GP Ltd. II, Mr. Adelman and Mr. Goodman may be deemed to indirectly beneficially own these shares. The address of these entities and individuals is c/o venBio Partners, LLC, 1700 Owens Street, Suite 595, San Francisco, CA 94158.

(2)

Information herein is solely based upon a Schedule 13D filed with the SEC on August 19, 2020, by Sofinnova Venture Partners IX, L.P. (“SVP IX”), Sofinnova Management IX, L.L.C. (“SM IX”), Dr. Michael F. Powell, a member of our board of directors, and Dr. James I. Healy. Consists of 3,606,707 shares of common stock directly owned by SVP IX. SM IX is the general partner of SVP IX. Dr. Powell and Dr. Healy are managing members of SM IX. SM IX may be deemed to have sole voting power of these shares and Dr. Powell and Dr. Healy may be deemed to have shared voting power to vote these shares. The address of these entities and individuals is c/o Sofinnova Investments, Inc., 3000 Sand Hill Road, Bldg 4, Suite 250, Menlo Park, CA 94025.

(3)

Information herein is solely based upon a Schedule 13D filed with the SEC on August 13, 2020, by Novo Holdings A/S. Consists of 2,170,100 shares of common stock owned directly by Novo Holdings A/S. Novo Holdings A/S is wholly owned by Novo Nordisk Fonden (the “Foundation”). Novo Holdings A/S is the holding company in the group of Novo companies (currently comprised of Novo Nordisk A/S and Novozymes A/S) and is responsible for managing the Foundation’s assets, including its financial assets. Based on the governance structure of Novo Holdings A/S and the Foundation, the Foundation is not deemed to have any beneficial ownership of these shares. The address of these entities and individuals is Tuborg Havnevej 19, 2900 Hellerup, Denmark.

(4)

Information herein is solely based upon a Schedule 13D filed with the SEC on August 21, 2020, by Longitude Venture Partners III, L.P. (“LVPIII”), Longitude Capital Partners III, LLC (“LCPIII”), Patrick G. Enright and Juliet Tammenoms Bakker. Consists of 1,794,671 shares of common stock held by LVPIII. LCPIII is the general partner of LVPIII. Mr. Enright and Ms. Bakker are the managing members of LCPIII. LCP III may be deemed to have voting, investment and dispositive power with respect to these shares. Mr. Enright and Ms. Bakker may each be deemed to share voting, investment and dispositive power with respect to these shares. Each of LCPIII, Ms. Bakker and Mr. Enright disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interests therein. The address of these entities and individuals is 2740 Sand Hill Road, Second Floor, Menlo Park, CA 94025.

(5)

Information herein is solely based upon a Schedule 13G filed with the SEC on August 18, 2020, by Medicxi Growth I LP (“Growth I”), Medicxi Growth Co-Invest I LP (“Growth Co-Invest I”), Medicxi Growth I GP Limited (“Growth I GP”) and Medicxi Ventures Management (Jersey) Limited (“Manager”). Consists of 1,466,869 shares of common stock directly owned by Growth I and 34,847 shares of common stock directly owned by Growth Co-Invest I. Growth I GP is the general partner of Growth I and Growth Co-Invest I. Manager has been appointed by Growth I GP as manager of Growth I and Growth Co-Invest I. Growth I GP and Manager may each be deemed to beneficially own these shares. The address of these entities and individuals is c/o Intertrust Fund Services (Jersey) Limited, 44 Esplanade, St. Helier, Jersey JE4 9WG.

(6)

Information herein is solely based upon a Schedule 13G/A filed with the SEC on February 12, 2021, filed by Clough Capital Partners L.P., Clough Capital Partners LLC, and Charles I. Clough, Jr. Consists of 1,351,218 shares of common stock beneficially owned by investment companies, pooled investment vehicles and other accounts for which Clough Capital Partners L.P. serves as investment adviser. Clough Capital Partners LLC is the general partner of Clough Capital Partners L.P. Mr. Clough is the managing member of Clough Capital Partners LLC. Clough may each be deemed to beneficially own these shares; however, each disclaims beneficial ownership of such shares except to the extent of his or its respective pecuniary interest therein. The address of these entities and individuals is 53 State Street, 27th Floor, Boston, MA 02109.

(7)

Information herein is solely based upon a Schedule 13G filed with the SEC on February 12, 2021, filed by Omega Fund VI, L.P. (“Omega Fund”), Omega Fund VI GP, L.P. (“Omega GP”), Omega Fund VI GP Manager, Ltd. (“Omega Ltd”), Claudio Nessi, Otello Stampacchia, Anne-Mari Paster. Consists of 1,335,050 shares of common stock held by Omega Fund. Omega Ltd serves as the general partner of Omega GP, which serves as the general partner of Omega Fund. Mr. Nessi, Mr. Stampacchia, and Ms. Paster are the directors of Omega Ltd. Omega GP, Omega Ltd, Mr. Nessi, Mr. Stampacchia and Ms. Paster may each be deemed to beneficially own these shares; however, each disclaims beneficial ownership of such shares except to the extent of his, her or its respective pecuniary interest therein. The address of these entities and individuals is c/o Omega Fund Management, LLC, 888 Boylston Street, Suite 1111, Boston, MA 02199.

(8)

Represents 1,333,254 shares of common stock held by Decheng Capital China Life Sciences USD Fund III, LP (“Decheng”). Decheng Capital Management II (Cayman), LLC (“Decheng Management”) is the general partner of Decheng. Min Cui, Ph.D. is the sole manager of Decheng Management may be deemed to have voting and investment power with respect to the shares held by Decheng and as a result may be deemed to have beneficial ownership of such shares. The address of these entities and individuals is 3000 Sand Hill Road, Building 2, Suite 110, Menlo Park, CA 94025.

(9)	Consists of 284,327 shares of common stock underlying options exercisable within 60 days of April 23, 2021.

(10)	Consists of 39,972 shares of common stock underlying options exercisable within 60 days of April 23, 2021.

(11)	Consists of (i) 8,000 shares of common stock held by Mr. Chaudhary and (ii) 33,766 shares of common stock underlying options exercisable within 60 days of April 23, 2021.

(12)	Consists of 20,435 shares of common stock underlying options exercisable within 60 days of April 23, 2021.

(13)	Consists of 15,159 shares of common stock underlying options exercisable within 60 days of April 23, 2021.

(14)	Consists of (i) 993,302 shares of common stock and (ii) 393,659 shares of common stock underlying options exercisable within 60 days of April 23, 2021.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of the Company’s independent registered public accounting firm, (3) the performance of the Company’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements of the Company for the fiscal year ended December 31, 2020. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements of the Company be included in the Company’s 2020 Annual Report, that was filed with the Securities and Exchange Commission (“SEC”).

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF CHECKMATE PHARMACEUTICALS, INC.

Alan Fuhrman, Chairperson
Peter Colabuono Oren Isacoff, M.D.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Checkmate Pharmaceuticals, Inc., 245 Main Street, 2nd Floor, Cambridge, MA 02142, Attention: Corporate Secretary, telephone: (617) 682-3625. If you want to receive separate copies of the proxy statement or the annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our proxy statement for the 2022 Annual Meeting must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 28, 2021. However, if the date of the 2022 Annual Meeting is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2022 Annual Meeting. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Checkmate Pharmaceuticals, Inc., 245 Main Street, 2nd Floor, Cambridge, MA 02142, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2022 Annual Meeting, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 16, 2022 and no later than March 18, 2022. Stockholder proposals and the required notice should be addressed to Checkmate Pharmaceuticals, Inc., 245 Main Street, 2nd Floor, Cambridge, MA 02142, Attention: Corporate Secretary.

For the Annual Meeting, which is the first annual meeting following our initial public offering, our bylaws require that for a stockholder’s proposal to be brought before the meeting, a stockholder’s notice must be received by the corporate secretary at our principal executive offices not later than the close of business on the later of the 90th day prior to the scheduled date of such Annual Meeting or the 10th day following the day on which public announcement of the date of such Annual Meeting is first made.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC is accessible free of charge on our website at www.checkmatepharma.com. The Annual Report on Form 10-K contains our audited consolidated balance sheets as of December 31, 2020 and 2019. You can request a copy of our Annual Report on Form 10-K free of charge by sending a written request to Checkmate Pharmaceuticals, Inc., 245 Main Street, 2nd Floor, Cambridge, MA 02142, Attention: Corporate Secretary. Please include your contact information with the request.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 15, 2021. Have your proxy card CHECKMATE PHARMACEUTICALS, INC. in hand when you access the web site and follow the instructions to obtain your C/O BROADRIDGE records and to create an electronic voting instruction form. P.O. BOX 1342 BRENTWOOD, NY 11717 During The Meeting—Go to www.virtualshareholdermeeting.com/CMPI2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 15, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D51120-P51691 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CHECKMATE PHARMACEUTICALS, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Class I Directors Nominees: For Against Abstain 1a. Michael Powell, Ph.D. ! ! ! 1b. Nilesh Kumar, Ph.D. ! ! ! The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 ! ! ! NOTE: The Board of Directors will consider and act upon any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER OF RECORD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D51121-P51691 CHECKMATE PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 16, 2021 11:00 AM EDT This proxy is solicited by the Board of Directors The stockholders hereby appoint Barry Labinger and Robert Dolski, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CHECKMATE PHARMACEUTICALS, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM EDT on June 16, 2021, at the Virtual Stockholder Meeting www.virtualshareholdermeeting.com/CMPI2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side